EXHIBIT 23









                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference into AMREP Corporation's previously filed Registration Statements on Form S-8 Nos. 33-67114 and 333-17695 of our report, dated June 14, 2002, appearing in this Annual Report on Form 10-K of AMREP Corporation for the year ended April 30, 2002.





/s/McGladrey & Pullen, LLP

Davenport, Iowa
July 26, 2002